UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019 (May 23, 2019)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4131 ParkLake Ave., Suite #225
Raleigh, NC	27612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	BDSI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2019 (the “Closing Date”), BioDelivery Sciences International, Inc. (the “Company”) and its subsidiaries entered into a Loan Agreement (the “Loan Agreement”) with BioPharma Credit plc (“Pharmakon”), for a senior secured credit facility consisting of a term loan of sixty million dollars ($60,000,000) (the “Term Loan”), with the ability to draw an additional twenty million dollars ($20,000,000) within twelve months of the Closing Date. The Loan Agreement replaced the Company’s existing Term Loan Agreement (the “Original Loan Agreement”) with CRG Servicing LLC and the Term Loan was used to repay in full all of the outstanding term loans under the Original Loan Agreement.

The facility carries a 72-month term with interest only payments on the term loan for the first 36 months. The Term Loan will mature in May 2025 and bears an interest rate of 7.5% plus the LIBOR rate. The Term Loan is subject to mandatory prepayment provisions that require prepayment upon change of control.

The obligations under the Loan Agreement are guaranteed by the Company’s subsidiaries and are secured by a first priority security interest in and a lien on substantially all of the assets of the Company and the subsidiary guarantors, subject to certain exceptions.

The Loan Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default applicable to the Company and its subsidiaries. The Company is required to comply at certain times with a financial covenant consisting of a minimum net sales test. If an event of default occurs and is continuing, Pharmakon may, among other things, accelerate the loans and foreclose on the collateral.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Item 1.02 Termination of a Material Definitive Agreement.

The information in Item 1.01 above with respect to the Original Loan Agreement is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above with respect to the Loan Agreement is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On May 28, 2019, the Company and Pharmakon issued a press release announcing the execution of the Loan Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

The information set forth under Item 7.01 and in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated May 28, 2019, announcing the Loan Agreement between the Company and Pharmakon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 28, 2019	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Mary Theresa Coelho
Name: Mary Theresa Coelho
Title: Chief Financial Officer and Treasurer